                                                                    EXHIBIT 6(b)

                               FORM OF SCHEDULE A
                          TO THE DISTRIBUTION AGREEMENT
                 BETWEEN THE CHARLES SCHWAB FAMILY OF FUNDS AND
                           CHARLES SCHWAB & CO., INC.

FUND                                                           EFFECTIVE DATE
----                                                           --------------

Schwab Money Market Fund                                       December 15, 1989

Schwab Government Money Fund                                   December 15, 1989

Schwab Municipal Money Fund                                    December 15, 1989

Schwab California Municipal Money Fund                         November 5, 1990
(formerly Schwab California Tax-Exempt Money Fund)

Schwab U.S. Treasury Money Fund                                November 5, 1991

Schwab Value Advantage Money Fund                              February 7, 1992

Schwab Institutional Advantage Money Fund                      November 26, 1993

Schwab Retirement Money Fund                                   November 26, 1993

Schwab New York Municipal Money Fund                           November 10, 1994
(formerly Schwab New York Tax-Exempt Money Fund)

Schwab New Jersey Municipal Money Fund                         January 20, 1998

Schwab Pennsylvania Municipal Money Fund                       January 20, 1998

Schwab Florida Municipal Money Fund                            February 16, 1998



                      THE CHARLES SCHWAB FAMILY OF FUNDS

                      By:      ________________________

                      Name:    William J. Klipp
                      Title:   Executive Vice President and Chief Executive

                      CHARLES SCHWAB & CO., INC.

                      By:      ________________________

                      Name:    Colleen M. Hummer
                      Title:   Senior Vice President